UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2013, the Board of Directors of First Internet Bancorp, Inc. (the "Company") approved an amendment to the Company's Bylaws to opt out of Section 23-1-33-6(c) of the Indiana Business Corporation Law that requires public corporations to have a classified board structure in which one-third of the directors would be elected each year to a three-year term of office. The Company's common stock was registered under the Section 12(b) of the Securities Exchange Act of 1934 effective February 22, 2013.

Item 7.01 Regulation FD Disclosure.

On March 20, 2013, the Company issued a press release announcing a cash dividend for the first quarter of 2013 and the availability of a dividend reinvestment program.

A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

99.1	Press release dated March 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of filing
99.1	Press release dated March 20, 2013.	Filed herewith